                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 16, 1996

                              GLACIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

          000-18911                                          81-0468393
          ---------                                          ----------
  (Commission File Number)                       IRS Employer Identification No.

                                  P. O. Box 27
                                 202 Main Street
                            Kalispell, MT 59903-0027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (406) 756-4200

ITEM 5 - OTHER EVENTS

         On October 16, 1996, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") issued a press release announcing Glacier's third quarter and nine months earnings for the period ended September 30, 1996, including the effect of recent legislation imposing a one-time assessment on all SAIF insured deposits to recapitalize the Federal Deposit Insurance Corporation ("FDIC") Savings Association Insurance Fund ("SAIF").

         The effect of this one-time assessment resulted in a net earnings reduction of $583,000, or $.17 per share. Although the one-time payment is a substantial expense, future insurance premiums for SAIF, based on Glacier's deposit balance at September 30, 1996 and new SAIF rates, will result in an annual expense reduction of approximately $323,000 recovering the one-time cost in approximately three years.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

                  (99) Press Release issued by Glacier, dated October 16, 1996

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   October 16, 1996

                                   GLACIER BANCORP, INC.

                                   By: /s/ James H. Strosahl
                                   -------------------------
                                   James H. Strosahl
                                   Senior Vice President/Chief Financial Officer


                                       3